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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) May 29, 2003
                                                           ------------

                           Princeton Video Image, Inc.
                           ----------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                       000-23415                        22-3062052
         --------------------------------------------------------------------------------
         (State or Other              (Commission File                 (I.R.S. Employer
         Jurisdiction of              Number)                         Identification No.)
         Incorporation)
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          15 Princess Road, Lawrenceville, New Jersey      08648
          -------------------------------------------------------------
          (Address of Principal Executive Offices)       (Zip Code)

        Registrant's telephone number, including area code (609) 912-9400
        -----------------------------------------------------------------

                                 Not Applicable
                                ----------------
          (Former Name or Former Address, If Changed Since Last Report)


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Item 3.    Bankruptcy or Receivership.

         On May 29, 2003, Princeton Video Image, Inc. ("PVI) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the
"Bankruptcy Code") in the United States Bankruptcy Court for the District of New
Jersey (the "Bankruptcy Court") (Case No. 03-27973). PVI manages, and will continue to manage, its properties and operate its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

         On May 29, 2003, PVI entered into a Loan and Security Agreement with
PVI Virtual Media Services, LLC, a newly formed entity owned by PVI's two secured creditors and largest stockholders, that, subject to Bankruptcy Court approval, will provide PVI with interim financing to fund post-petition operating expenses. PVI expects this debtor-in-possession financing, if consummated, to allow the delivery of services to PVI's customers and clients to continue without interruption during the bankruptcy process.

         Also on May 29, 2003, PVI entered into an agreement to sell substantially all of its assets to PVI Virtual Media Services, LLC pursuant to
Section 363 of the Bankruptcy Code, subject to a competitive bidding procedure and court approval in accordance with bankruptcy law. PVI expects that if the asset sale is consummated PVI would be liquidated pursuant to a plan of liquidation which would be subject to the approval of the Bankruptcy Court.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Princeton Video Image, Inc.

                                      By: /s/ James Green
                                          -------------------------------------
                                          President and Chief Operating Officer

Dated: June 11, 2003